Exhibit 10.2

AMENDMENT NO.2 TO THE THIRD AMENDED AND RESTATED OMNIBUS
AGREEMENT

THIS AMENDMENT NO. 2 TO THE THIRD AMENDED AND RESTATED OMNIBUS AGREEMENT (the "Amendment No. 2"), is entered into and executed on August 3, 2015, and effective as of July 1, 2015 (the "Amendment No. 2 Effective Date"), among Tesoro Corporation, a Delaware corporation ("Tesoro"), on behalf of itself and the other Tesoro Entities (as defined in the Third Omnibus Agreement, defined below), Tesoro Refining & Marketing Company LLC, a Delaware limited liability company ("TRMC'), Tesoro Companies, Inc., a Delaware corporation, Tesoro Alaska Company LLC, a Delaware limited liability ("Tesoro Alaska"), Tesoro Logistics LP, a Delaware limited partnership (the "Partnership"), and Tesoro Logistics GP, LLC, a Delaware limited liability company (the "General Partner"). The above-named entities are sometimes referred to in this Amendment No. 2 as "Party" and collectively as the "Parties".

RECITALS

WHEREAS, the Parties executed that certain Third Amended and Restated Omnibus Agreement dated as of July 1, 2014 (the "Third Omnibus Agreement");

WHEREAS, effective as of July 22, 2015 (the "Merger Date"), QEP Midstream Partners, LP, a Delaware limited partnership ("QEPM'), merged into a wholly owned subsidiary of the Partnership, and ceased to be a publicly traded entity (the "Merger");

WHEREAS, QEPM, QEP Midstream Partners GP, LLC, a Delaware limited liability company and the general partner of QEPM ("QEPM GP'), QEP Midstream Partners Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of QEPM (the "Operating Company"), the Partnership, and the General Partner, had previously entered into that certain First Amended and Restated Omnibus Agreement, dated as of December 2, 2014 (the "QEPM Omnibus Agreement"), which governed the provision of certain services to QEPM and its subsidiaries;

WHEREAS, the Partnership and General Partner entered into that certain QEPM Omnibus Side Agreement (the "SideAgreement"), dated as of February 11, 2015, pursuant to which the administrative fees paid to the General Partner pursuant to the QEPM Omnibus Agreement were clarified;

WHEREAS, in connection with the Merger and effective August 3, 2015, QEPM, QEPM GP, the Operating Company, the Partnership and the General Partner entered into that certain Termination Agreement which terminated the QEPM Omnibus Agreement and the related Side Agreement;

WHEREAS, prior to termination of the QEPM Omnibus Agreement, QEPM was paying a fixed monthly amount as an administrative service fee to Tesoro through the General Partner;

WHEREAS, approximately $300,000.00 per month of the fixed monthly administrative service fee QEPM was paying to Tesoro was due to additional fixed costs and expenses related to the administration of the additional assets of QEPM and its subsidiaries;

WHEREAS, upon termination of the QEPM Omnibus Agreement, Tesoro will no longer be compensated for such fixed monthly costs QEPM was paying as an administrative service fee to Tesoro through the General Partner;

WHEREAS, in connection with the Merger, the Parties wish to amend the Third Omnibus Agreement to increase the Partnership's fixed monthly administrative fee by $300,000.00 to account for the loss of such amount that was previously payable under the QEPM omnibus to cover the administration of the assets ofQEPM and its subsidiaries;

NOW, THEREFORE, in consideration of the premises, and the covenants, conditions and agreements contained herein and in the Third Omnibus Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.The Recitals are incorporated into the Third Omnibus Agreement and any capitalized terms not otherwise defined herein shall have the meanings set forth in the Third Omnibus Agreement.

2.As of the Amendment No.2 Effective Date, the monthly administrative fee is hereby increased to $775,000.000, and Schedule VIII, Administrative Fee and Indemnification Deductibles, is hereby amended and restated in its entirety, as attached hereto at as Attachment 1.

3.Other than as set forth above, the Third Omnibus Agreement, as amended, shall remain in full force and effect as written.

4.This Amendment No. 2 shall be governed by and shall be construed m accordance with the laws of the State ofTexas.

5.This Amendment No.2 may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment No. 2 by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

6.This Amendment No. 2 shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns.

7.Should any clause, sentence, paragraph, subsection or section of this Amendment No. 2 be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment No. 2, and the part or parts of this Amendment No. 2 so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

8.This Amendment No.2 sets forth all of the covenants, agreements, conditions, understandings, warranties and representations of the Parties relative to the subject matter hereof, and any previous agreement among such parties with respect to the subject matter hereof is superseded by this Amendment No.2.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No . 2 effective as of the date first written above.

TESORO CORPORATION
By:	/s/ GREGORY J. GOFF
Gregory J. Goff
Chairman, President and Chief Executive Officer

TESORO REFINING & MARKETING COMPANY LLC
By:	/s/ GREGORY J. GOFF
Gregory J. Goff
Chairman of the Board of Managers and President

TESORO COMPANIES, INC.
By:	/s/ GREGORY J. GOFF
Gregory J. Goff
Chairman of the Board of Directors and President

TESORO ALASKA COMPANY LLC
By:	/s/ GREGORY J. GOFF
Gregory J. Goff
Chairman of the Board of Directors and President

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC, its
general partner

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson
President

TESORO LOGISTICS GP, LLC
By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson
President

Signature Page 2 to Amendment No. 2 to
Third Amended and Restated Omnibus Agreement

Attachment 1

[see attached]

Schedule VIII

Administrative Fee and Indemnification Deductibles

Monthly Administrative Fee

$775,000.00

Annual Environmental Deductible

$600,000

Annual ROW Deductible

$600,000

Page 1 of 1 of
Schedule VIII to Third Amended and Restated Omnibus Agreement